EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Merrill Lynch & Co., Inc. (the "Company") of our reports dated February 26, 1996 relating to the Company's 1995 financial statements and related financial statement information which are included in the Company's Current Report on Form 8-K dated March 12, 1996.

Filed on Form S-8:

      Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

      Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

      Registration Statement No. 33-33336 (Long Term Incentive Compensation
      Plan)

      Registration Statement No. 33-51831 (Long Term Incentive Compensation
      Plan)

      Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

      Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)

      Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
         (Puerto Rico))

      Registration Statement No. 33-56427 (1994 Deferred Compensation Plan for a Select Group of Eligible Employees)

      Registration Statement No. 33-55155 (1995 Deferred Compensation Plan for a Select Group of Eligible Employees)

      Registration Statement No. 33-60989 (1995 Deferred Compensation Plan for a Select Group of Eligible Employees)

       Registration Statement No. 33-00863 (401(k) Savings & Incentive Plan)



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Filed on Form S-3:

      Debt Securities

      Registration Statement No. 33-54218

      Registration Statement No. 2-78338

      Registration Statement No. 2-89519

      Registration Statement No. 2-83477

      Registration Statement No. 33-03602

      Registration Statement No. 33-17965

      Registration Statement No. 33-27512

      Registration Statement No. 33-35456

      Registration Statement No. 33-42041

      Registration Statement No. 33-45327

      Registration Statement No. 33-49947

      Registration Statement No. 33-51489

      Registration Statement No. 33-52647

      Registration Statement No. 33-60413

      Registration Statement No. 33-61559

      Registration Statement No. 33-65135


      Medium Term Notes

      Registration Statement No.  2-96315

      Registration Statement No. 33-03079

      Registration Statement No. 33-05125

      Registration Statement No. 33-09910

      Registration Statement No. 33-16165

      Registration Statement No. 33-19820

      Registration Statement No. 33-23605

      Registration Statement No. 33-27549

      Registration Statement No. 33-38879

      Other Securities

      Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

      Registration Statement No. 33-33335 (Common Stock)

      Registration Statement No. 33-45777 (Common Stock)

      Registration Statement No. 33-55363 (Preferred Stock)


/s/ Deloitte & Touche LLP

New York, New York
March 12, 1996